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                           ARTICLES OF INCORPORATION

                                      OF

                            VAD INTERNATIONAL, INC.

     The undersigned, being a natural person and acting as incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law.

     FIRST:  (1)  The name of the incorporator is Peter R. Gilbert.

             (2) The said incorporator's address is c/o Manatt, Phelps & Phillips, LLP, 1501 M Street, N.W., Suite 700, Washington, D.C. 20005.

             (3)  The said incorporator is at least eighteen years of age.

             (4) The said incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law.

     SECOND: The name of the corporation (hereinafter called the "Corporation") is VAD INTERNATIONAL, INC.

     THIRD: The purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it are as follows:

             (1) To engage generally in business as a value-added distributor of high performance hardware and software products and related services, and all matters consistent therewith.

             (2) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

             (3) To engage generally in real estate as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire,




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lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of, and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interest in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

             (4) To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

             (5) To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                  (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

                  (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                  (c)  franchises, licenses, grants, and concessions.

             (6) To engage in any other lawful act or activity for which corporations may be organized under the Maryland General Corporation Law.

             (7) To have all of the powers conferred upon corporations organized under the provisions of the Maryland General Corporation Law.

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     FOURTH:  The address of the principal office of the Corporation is 7501
Greenway Center Drive, Suite 1200, Greenbelt, MD 20770.

     FIFTH:   The name and the address, including street and number, if any, and the county or municipal area, of the resident agent of the Corporation within the State of Maryland, is NYMA, Inc., a Maryland corporation, 7501 Greenway Center Drive, Suite 1200, Greenbelt, MD 20770.

     SIXTH: (1) The total number of shares of stock which the Corporation has authority to issue is four million (4,000,000), all of which are of a par value of One Cent ($.01) each and are designated as Common Stock.

             (2) The aggregate par value of all the authorized shares of stock is Forty Thousand Dollars ($40,000.00).

     SEVENTH (1) The number of directors of the Corporation, until such number shall be changed by the Bylaws of the Corporation, is seven.

             (2) The names of the persons who will serve as directors of the Corporation until the first annual meeting of stockholders and until their successors are elected and qualified are as follows:

                   Azmat Ali
                   Peter C. Belford
                   Timothy M. Fowler
                   Kevin E. Kelly
                   Richard Litsinger
                   Joseph T. Pisula
                   Arthur P. Verbin

             (3) The initial Bylaws of the Corporation shall be adopted by the initial directors. Thereafter, the power to adopt, alter, and repeal the Bylaws of the Corporation shall be vested in the Board of Directors of the Corporation.

             (4) The liability of the directors of the Corporation is limited to the fullest extent permitted by the provisions of Section 2-405.2 of the Maryland General Corporation Law, as the same may be amended and supplemented.

             (5) The Corporation shall, to the fullest extent permitted by the Maryland General Corporation Law, as the same may be amended and supplemented, and, without limiting the generality of the foregoing, in accordance with Section 2-418 of said Maryland General Corporation Law, indemnify any and all persons whom it shall have power to

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indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Maryland General Corporation Law.

     EIGHTH:  The duration of the Corporation is perpetual.

     NINTH: From time to time, any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and any contract rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

     IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act on this 19th day of June, 1996.


                                         /s/ Peter R. Gilbert
                                         -----------------------------
                                         Peter R. Gilbert, Incorporator





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